SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2003

NEW WORLD PASTA COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	333-76763	52-2006441
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

85 Shannon Road, Harrisburg, PA	17112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 526-2200

INFORMATION TO BE INCLUDED IN REPORT

Item 5.    Other Events and Regulation FD Disclosure

On June 20, 2003, New World Pasta Company announced that it will host a conference call on June 23, 2003, to discuss the status of its work on its financial statements, Company developments and other related matters. A copy of the press release, which is incorporated herein by reference, is attached as an exhibit.

Item 7.    Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

99.1 Press Release issued by New World Pasta Company on June 20, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereupon duly authorized.

Date: June 20, 2003

NEW WORLD PASTA COMPANY

By:	/s/ Edward J. Lyons

Name: Edward J. Lyons
Title: Senior Vice President and Chief Financial Officer